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Exhibit 99.2

Report of Ernst & Young LLP, Independent Certified Public Accountants

Board of Directors and Shareholders
Sawtek Inc. and subsidiaries

We have audited the consolidated statements of income, shareholders' equity and cash flows of Sawtek Inc. and subsidiaries for the year ended September 30, 2000. Our audit also includes the financial statement schedule listed in Item 15(a)(2). These consolidated statements of income, shareholders' equity and cash flows are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements of income, shareholders' equity and cash flows based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of income, shareholders' equity, and cash flows referred to above present fairly, in all material respects, the consolidated results of Sawtek Inc. and subsidiaries' operations and their cash flows for the year ended September 30, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth herein.

/s/ Ernst & Young LLP
Orlando, Florida October 24, 2000

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  Exhibit 99.2
Report of Ernst & Young LLP, Independent Certified Public Accountants